                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of Salomon Brothers Institutional Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
April 24, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 17, 2001, relating to the financial statements and financial highlights which appears in the February 28, 2001 Annual Report to Shareholders of Salomon Brothers Institutional Emerging Market Debt Fund and Salomon Brothers Institutional High Yield Bond Fund (two of the portfolios constituting Salomon Brothers Institutional Series Fund Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



New York, NY
April 24, 2001